EXHIBIT 23






                    INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in Registration Statement No. 33-50823 and Post-Effective Amendment No. 2 to Registration Statement No. 2-88353 both on Form S-3, and in Registration Statement Nos. 2-88352, 33-40316, 33-45615, 33-53260 and 33-50815 on Form S-8 of IPALCO Enterprises,
Inc. of our report dated January 21, 1994, appearing in the Annual Report on Form 10-K of IPALCO Enterprises, Inc. for the year ended December 31, 1993.





/s/ Deloitte & Touche

Deloitte & Touche

Indianapolis, Indiana
February 22, 1994